Exhibit 99.1

NEWS RELEASE

Visteon Announces Second Quarter 2026 Financial Results and
$200 Million Accelerated Share Repurchase Program

VAN BUREN TOWNSHIP, Mich., July 23, 2026 — Visteon Corporation (NASDAQ: VC) today reported second quarter financial results. Highlights include:

•Sales of $960 million with Growth-over-Market of 4%1
•Net income attributable to Visteon of $49 million
•Adjusted EBITDA of $116 million, representing a 12.1% margin
•Operating cash flow of $37 million and adjusted free cash flow of $20 million
•Strong balance sheet with net cash of $351 million at quarter end
•New business wins of $2.0 billion support strategic objectives for long-term growth
•$200 million accelerated share repurchase program

Second Quarter Results

Visteon reported net sales of $960 million, compared to $969 million in the prior year. Sales reflected 4% growth-over-market1, driven by launch ramps and regional execution, despite lower customer vehicle production and legacy program roll-offs.

Gross margin in the second quarter was $118 million. Net income attributable to Visteon was $49 million or $1.80 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was $116 million, reflecting continued operational discipline in a dynamic supply chain environment. Margin performance in the quarter benefited from customer commercial recoveries and disciplined cost execution, partially offset by higher supplier costs and continued engineering investments.

For the first six months of 2026, cash from operations was $43 million, capital expenditures were $61 million, and adjusted free cash flow, a non-GAAP measure defined below, was an outflow of $3 million. The Company ended the second quarter with cash of $650 million and debt of $299 million. The Company's strong balance sheet, with a net cash position of $351 million, provides flexibility to continue investing in the business while supporting capital allocation priorities.

Visteon secured approximately $2.0 billion in new business during the second quarter, reflecting continued momentum across the Company's strategic growth areas. Highlights included an additional next-generation SmartCore™ high-performance compute ("HPC") award with another premium vehicle brand of a large Chinese OEM, further strengthening the Company's position in next-generation cockpit computing. The quarter also included strategic awards with North American OEMs, additional wins in India, as well as commercial vehicle and two-wheeler awards. These awards reflect ongoing diversification of the Company across customers and markets.

Visteon launched 24 new products during the second quarter across 11 customers, demonstrating continued execution across its strategic growth areas. Highlights included an integrated center and passenger display system for a German premium OEM, ongoing expansion of Renault displays, a digital
1 Visteon y/y sales growth (ex. FX and net pricing) compared to production for Visteon customers weighted on Visteon sales contribution.

cluster on the Hyundai Exter, and a vehicle control unit for Royal Enfield's first electric motorcycle, the "Flying Flea." These launches demonstrate ongoing adoption of Visteon's advanced cockpit portfolio and support the industry's transition toward software-defined vehicles.

“Our second quarter results support the strategic priorities we outlined at Investor Day,” said President and CEO Sachin Lawande. “Our SmartCore™ HPC momentum, progress across our strategic growth areas and successful product launches reinforce the long-term growth objectives we shared with investors.”

Accelerated Share Repurchase Program

The Company today announced that it has entered into a $200 million accelerated share repurchase ("ASR") agreement under its previously announced $800 million share repurchase authorization. The ASR is expected to be completed early in the fourth quarter of 2026.

The ASR reflects the Company’s capital allocation priorities, supporting shareholder returns while maintaining the flexibility to invest in future growth.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries, employing a global network of innovation centers and manufacturing facilities. For more information, visit visteon.com.

Conference Call and Presentation
Today, Thursday, July 23, at 9 a.m. ET, the Company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-833-461-5787
Outside U.S./Canada: 1-585-542-9983
Conference ID: 113899249

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. or foreign policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;
•significant and prolonged shortages of, or unrecoverable price increases in, critical components, including but not limited to semiconductors such as DRAM, particularly where such components are sourced from sole or primary suppliers;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•our ability to grow our business with Chinese domestic OEMs and to compete with Chinese domestic suppliers as they expand their market-share outside of China;
•general economic conditions, currency exchange rates, interest rates, changes in foreign laws, regulations or trade policies, including export controls of certain parts or materials or political stability in foreign countries where Visteon procures materials, components, or supplies or where its products are manufactured, distributed, or sold;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's or its suppliers' products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

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Visteon Contacts:

Media:

Media@Visteon.com
Investors:
Investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net sales	$960	$969	$1,914	$1,903
Cost of sales	(842)	(828)	(1,683)	(1,624)
Gross margin	118	141	231	279
Selling, general and administrative expenses	(46)	(48)	(100)	(95)
Restructuring, net	1	(1)	(17)	(1)
Interest income, net	3	2	5	3
Equity in net income (loss) of non-consolidated affiliates	2	2	4	4
Other income (expense), net	(2)	1	2	2
Income (loss) before income taxes	76	97	125	192
Provision for income taxes	(26)	(22)	(42)	(48)
Net income (loss)	50	75	83	144
Less: Net (income) loss attributable to non-controlling interests	(1)	(4)	(3)	(6)
Net income (loss) attributable to Visteon Corporation	$49	$71	$80	$138

Comprehensive income (loss)	$57	$112	$79	$201
Less: Comprehensive (income) loss attributable to non-controlling interests	1	(9)	(2)	(12)
Comprehensive income (loss) attributable to Visteon Corporation	$58	$103	$77	$189

Basic earnings (loss) per share attributable to Visteon Corporation	$1.84	$2.60	$2.99	$5.07

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.80	$2.57	$2.93	$5.02

Average shares outstanding (in millions)
Basic	26.7	27.3	26.8	27.2
Diluted	27.2	27.6	27.3	27.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30,	December 31,
	2026	2025
ASSETS
Cash and equivalents	$648	$771
Restricted cash	2	2
Accounts receivable, net	666	613
Inventories, net	328	269
Other current assets	158	130
Total current assets	1,802	1,785

Property and equipment, net	524	524
Intangible assets, net	233	222
Right-of-use assets	131	126
Investments in non-consolidated affiliates	25	29
Deferred tax assets	512	511
Other non-current assets	229	189
Total assets	$3,456	$3,386

LIABILITIES AND EQUITY
Short-term debt	$15	$18
Accounts payable	620	540
Accrued employee liabilities	85	122
Current lease liability	24	21
Other current liabilities	271	291
Total current liabilities	1,015	992

Long-term debt, net	284	283
Employee benefits	80	88
Non-current lease liability	111	109
Deferred tax liabilities	47	51
Other non-current liabilities	230	212

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,398	1,398
Retained earnings	2,897	2,838
Accumulated other comprehensive loss	(243)	(240)
Treasury stock	(2,442)	(2,429)
Total Visteon Corporation stockholders’ equity	1,611	1,568
Non-controlling interests	78	83
Total equity	1,689	1,651
Total liabilities and equity	$3,456	$3,386

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
OPERATING
Net income (loss)	$50	$75	$83	$144
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	29	27	58	52
Non-cash stock-based compensation	12	12	24	23
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	(2)	(2)	(4)	(4)
Tax valuation allowance expense (benefit)	—	(6)	—	(8)
Other non-cash items	1	(3)	1	(4)
Changes in assets and liabilities:
Accounts receivable	13	21	(58)	(3)
Inventories	(12)	24	(63)	4
Accounts payable	(3)	(11)	86	40
Other assets and other liabilities	(51)	(42)	(84)	(79)
Net cash provided from operating activities	37	95	43	165
INVESTING
Capital expenditures, including intangibles	(25)	(31)	(61)	(66)
Acquisition of business, net of cash acquired	(20)	(50)	(20)	(50)
Net investment hedge transactions	—	1	(12)	2
Other	—	(2)	—	(1)
Net cash used by investing activities	(45)	(82)	(93)	(115)
FINANCING
Borrowing on debt	2	—	2	—
Principal repayment of term debt facility	—	(5)	(4)	(9)
Dividend to shareholders	(10)	—	(20)	—
Dividends to non-controlling interests	(9)	(14)	(9)	(18)
Repurchase of common stock	(6)	—	(36)	(7)
Stock-based compensation tax withholding payments	(2)	(1)	(9)	(7)
Proceeds from the exercise of stock options	4	—	8	3
Contingent consideration payments	(7)	—	(7)	—
Other	(2)	—	(2)	—
Net cash used by financing activities	(30)	(20)	(77)	(38)
Effect of exchange rate changes on cash	6	20	4	33
Net increase (decrease) in cash, equivalents, and restricted cash	(32)	13	(123)	45
Cash, equivalents, and restricted cash at beginning of the period	682	658	773	626
Cash, equivalents, and restricted cash at end of the period	$650	$671	$650	$671

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, net restructuring, provision for (benefit from) income taxes, non-cash, stock-based compensation expense, net interest (income) expense, net income (loss) attributable to non-controlling interests, equity in net (income) loss of non-consolidated affiliates, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2026	2025	2026	2025	2026
Net income (loss) attributable to Visteon Corporation*	$49	$71	$80	$138	$190
Depreciation and amortization	29	27	58	52	120
Restructuring, net	(1)	1	17	1	25
Provision for (benefit from) income taxes*	26	22	42	48	90
Non-cash, stock-based compensation expense	12	12	24	23	50
Interest (income) expense, net	(3)	(2)	(5)	(3)	(5)
Net income (loss) attributable to non-controlling interests	1	4	3	6	10
Equity in net loss (income) of non-consolidated affiliates	(2)	(2)	(4)	(4)	(10)
Other, net	5	1	5	2	5
Adjusted EBITDA	$116	$134	$220	$263	$475 [2]
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2026	2025	2026	2025	2026
Cash provided from operating activities	$37	$95	$43	$165	$300
Capital expenditures, including intangibles	(25)	(31)	(61)	(66)	(150)
Free cash flow	$12	$64	$(18)	$99	$150
Restructuring related payments	8	3	15	6	20
Adjusted free cash flow	$20	$67	$(3)	$105	$170

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of net restructuring, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss) attributable to Visteon*	$49	$71	$80	$138

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$49	$71	$80	$138
Average shares outstanding, diluted	27.2	27.6	27.3	27.5
Diluted earnings (loss) per share	$1.80	$2.57	$2.93	$5.02

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon*	$49	$71	$80	$138
Restructuring, net	(1)	1	17	1
Other	5	1	5	2
Tax impacts of adjustments	(1)	(1)	(5)	(1)
Adjusted net income (loss)	$52	$72	$97	$140
Average shares outstanding, diluted	27.2	27.6	27.3	27.5
Adjusted earnings (loss) per share	$1.91	$2.61	$3.55	$5.09
*Amounts shown reflect the change in accounting principle related to the method for assessing the realizability of U.S. deferred tax assets described in the Company's 2025 Form 10-K.

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.